INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
             Proxy State Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                           INTERNATIONAL ISOTOPES INC.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

         (Name  of  Person(s)  Filing  Proxy   Statement,   if  Other  Than  the
Registrant) Payment of Filing Fee (Check the appropriate box):
         [ ]  No Fee Required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1) Title of each class of securities to which transaction applies:

 -------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:

 -------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         [ ]  Fee paid previously with preliminary materials:

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         [ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

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         (2)  Form, Schedule or Registration Statement No.:

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         (3)  Filing Party:

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         (4)  Date Filed:

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




                           INTERNATIONAL ISOTOPES INC.

                              4137 Commerce Circle
                            Idaho Falls, Idaho 83401
                                 (208) 524-5300

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 26, 2002

                                 ---------------

To the Shareholders of
INTERNATIONAL ISOTOPES INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Isotopes Inc. (the "Company"), a Texas corporation, will be held at the Embassy Suites Outdoor World at DFW Airport, 2401 Bass Pro Drive, Grapevine, Texas, on Wednesday, June 26, 2002, at 2:00 p.m., Grapevine, Texas time, for the following purposes:

         1. To elect five directors to serve until the next succeeding annual meeting and until their respective successors are elected and qualified;

         2. To ratify the appointment by the Board of Directors of Hansen, Barnett & Maxwell as independent certified public accountants of the Company for the fiscal years ending December 31, 2001 and December 31, 2002;

         3. To approve the Company's 2002 Amended and Restated Long Term Incentive Plan;

         4. To transact such other business as properly may come before the meeting or any adjournment thereof.

         The close of business on May 10, 2002 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

         A Proxy Statement, form of Proxy, and copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission with respect to the Company's operations during the fiscal year ended December 31, 2001, accompany this notice.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT TO THE ADDRESS SET FORTH ON THE REVERSE SIDE OF THE PROXY. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                     By Order of the Board of Directors

                                               STEVE LAFLIN
                                             President and CEO
May 25, 2002

                           INTERNATIONAL ISOTOPES INC.

                              4137 Commerce Circle
                            Idaho Falls, Idaho 83401
                                 (208) 524-5300

                                 ---------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                           To be Held on June 26, 2002

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished to shareholders of International Isotopes Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held at the Embassy Suites Outdoor World at DFW Airport, 2401 Bass Pro Drive, Grapevine, Texas on Wednesday, June 26, 2002, at 2:00 p.m., Grapevine, Texas time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References herein to the "Company" include its subsidiary, unless the context otherwise requires.

         This Proxy Statement and form of Proxy are being mailed to shareholders on or about May 25, 2002. If the enclosed form of Proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who attends the meeting in person may revoke his or her proxy at that time and vote in person if so desired. All proxies duly signed, dated, and returned will be voted as specified therein, but unless otherwise specified, will be deemed to grant authority to vote:

                (1) FOR the election of the five nominees listed under "Election of Directors" as nominees of the Company for election as directors;

                (2) FOR the ratification of the appointment by the Board of Directors of Hansen, Barnett & Maxwell as independent certified public accountants of the Company for the fiscal years ending December 31, 2001 and 2002;

                (3) FOR approval of the Company's 2002 Amended and Restated Long Term Incentive Plan; and

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company is unaware of any additional matters not set forth in the Notice of Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and presented for a vote of the shareholders, the persons named in the Proxy will vote in accordance with their best judgment upon such matters, unless otherwise restricted by law.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may also be solicited by personal interview, facsimile transmission, and telephone by directors, officers, employees, and agents of the Company. The Company will also supply brokers, nominees, or other custodians with the numbers of Proxy forms, Proxy Statements, and Annual Reports they may require for forwarding to beneficial owners, and the Company will reimburse such persons for their expense in so doing.

                OUTSTANDING CAPITAL STOCK AND STOCK OWNERSHIP OF
                      DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                           AND PRINCIPAL SHAREHOLDERS


         The record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting has been established by the Board of Directors as the close of business on May 10, 2002. As of May 10, 2002, the Company had issued and outstanding and entitled to vote at the Annual Meeting 95,081,135 shares of Common Stock, par value $.01 per share ("Common Stock"). (For a description of the voting rights of the Common Stock, see "Quorum and Voting" herein.)

         The following table sets forth information as of April 30, 2002, regarding the beneficial ownership of the Company's Common Stock by each person or group known by management of the Company to own more than five percent of the outstanding shares of Common Stock of the Company, by each of the Company's executive officers named in the Summary Compensation Table below, by each of the Company's directors (and director nominees) and by all of its directors (and nominees) and executive officers as a group.

                                            Shares of Common Stock Beneficially
                                            Owned and Percentage of Outstanding
                                                        Shares as of
                                                       April 30, 2002
        Name                                    Number(1)           Percent
        ----                                    ----------          -------
John M. McCormack (2)......................     25,017,522           26.3%
Marie C. Keane and James J. Keane (3)......     11,933,389           12.6%
Walter O'Hearn (3).........................     11,840,390           12.5%
William Nicholson .........................     13,540,411           14.2%
Dr. Ralph M. Richart (4) ..................     10,544,999           11.1%
Steve T. Laflin (5) .......................      3,250,000            3.4%
Christopher Grosso  .......................      1,805,000            1.9%
Randall O'Kane ............................              0               0
Keith Allberg  ............................              0               0

Directors and executive officers as a
group (5 persons) (5)......................     15,599,999           16.4%


(1) Unless otherwise indicated, to the knowledge of the Company, all shares are owned directly and the owner has sole voting and investment power.
(2) Includes an aggregate of 11,413,668 shares owned by Mr. McCormack's children's trusts. Mr. McCormack disclaims beneficial ownership of such shares.
(3) Includes 1,347,822 shares owned by Keane Securities Partners, of which Mr. Keane and Mr. O'Hearn are partners.
(4)      Includes 679,998 shares owned by Dr. Richart's children's trusts.
(5) Includes options to purchase 3,250,000 shares of common stock that are exercisable by Mr. Laflin within 60 days of April 30, 2002. Does not include options to purchase 7,750,000 shares of common stock granted to Mr. Laflin but not exercisable by Mr. Laflin within 60 days of April 30, 2002.

         Section 16(a)     Beneficial Ownership Reporting Compliance.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports relating to their ownership and change in ownership of the Company's Common Stock with the Securities and Exchange Commission and the NASD. The Company is unaware of any officers and directors of the Company who failed to timely file a Form 4 or Form 5 in connection with their purchase or sale of Common Stock.

                                QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the meeting. The affirmative vote of a majority of the voting power represented at the meeting, present in person or represented by proxy, and entitled to vote is required for the election of directors. A holder of shares of Common Stock will be entitled to one vote per share of Common Stock as to each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors. Abstentions and votes "withheld" are included in the determination of the number of shares present at the meeting for purposes of determining a quorum. Broker non-votes are counted for purposes of determining whether a quorum is present on any particular matter only if authority to vote on the matter is granted by the respective proxy. Abstentions and broker non-votes have the effect of negative votes on matters requiring approval of a specified percentage of the outstanding shares. For matters requiring approval by the holders of a specified percentage of the voting power represented at the meeting and entitled to vote, abstentions will have the effect of negative votes but broker non-votes will have no effect.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Five directors will be elected at the Annual Meeting for terms expiring at the next Annual Meeting. The directors will continue to serve until their respective successors are duly elected and qualified.

         Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the five nominees for the Board of Directors named below. The proxies cannot be voted for more than five nominees. The nominees have indicated that they are able and willing to serve as directors. If any (or all) such persons should be unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Shareholders may withhold authority to vote for any nominee by striking a line through the name of such nominee in the space provided for such purpose on the form of Proxy.

Nominees for Directors

         Ralph M. Richart, M.D., age 68, was elected by the Board of Directors on January 22, 2002 to fill the seat vacated by Mr. Mark Young. The other directors elected him to serve as Chairman on April 24, 2002. Dr. Richart is a professor and Vice Chairman of the Department of Pathology at Columbia University College of Physicians and Surgeons. Dr. Richart has previously served on the Board of Directors of several publicly held companies and multiple corporate medical advisory boards as well as serving as CEO in several privately held companies in the fields of medicine and electronics, and currently serves on the Board of Directors of BEI Medical Systems Company Inc. Additionally his extensive experience also includes leading clinical trials resulting in FDA product approval and he has served as an advisor to medical device and pharmaceutical companies as well as the FDA.

         Steve T. Laflin, age 45, was elected to fill a vacant seat on the Board in June 2001. In August 2001 Mr. Laflin was promoted from President and General Manager of the Company's wholly owned subsidiary to President and Chief Executive Officer of the Company. Mr. Laflin has a BS degree in Physics from Idaho State University and has been employed in various senior engineering and management positions in the nuclear industry since 1992.

         Randall O'Kane, age 42, was first elected as a director at the 2001 Annual Meeting. He is a founding member of RadQual, LLC, which was founded to develop a wide range of radioactive sources for the nuclear medicine and PET markets. From 1991 to the present he has been President and CEO of Technology Imaging Services, which sells accessories and sources to the nuclear medicine market. Mr. O'Kane is a 1980 graduate of Dartmouth College with a degree in biology.

         Keith Allberg, age 49, was first elected as a director at the 2001 Annual Meeting. From December 2000 to the present he has been a principal and partner in RadQual, LLC, which was founded to develop a wide range of radioactive sources for the nuclear medicine and PET markets. From January 1, 1990 to December 2000 he was director of the radioactive source business for DuPont Merk/DuPont Corporations. Mr. Allberg received his B.S. in chemistry in 1976 from Lowell Technical Institute. He also has a B.S. in business administration from the University of New Hampshire.

         Christopher Grosso, age 34, was elected as a director on April 24, 2002, to fill the seat vacated by Mr. David Camp. He is currently a principal of Kennerman Associates, Inc., a New York based money management and investment banking firm. During his 13 years at Kennerman Associates, Mr. Grosso has been its Senior Research Analyst and Portfolio Manager, and has led the firm's investment banking and venture capital activities. Prior to joining Kennerman, he was with Howe and Rusling Investment Management and Chase Manhattan Bank. Mr. Grosso received his B.S. in business administration from Skidmore College.

         The Board of Directors met seven (7) times during 2001. No director attended fewer than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he served.

         Audit Committee. The Audit Committee, established in January 1997, currently consists of Dr. Ralph Richart, Christopher Grosso, Randall O'Kane and Keith Allberg, each of which is an "independent director" under NASD rules. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee meets with the Company's independent auditors to review the scope and timing of their audit services, any other services they are asked to perform, the report of independent auditors on the Company's consolidated financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes an annual recommendation to the Board of Directors concerning the appointment of independent auditors for the ensuing year. The Audit Committee met two (2) times during fiscal 2001.

         Compensation Committee. The Compensation Committee, established in January 1997, currently consists of Dr. Ralph Richart, Randall O'Kane, Keith Allberg and Christopher Grosso. The Compensation Committee reviews the compensation and benefits of all officers of the Company, makes recommendations to the Board of Directors and reviews general policy matters relating to compensation and benefits of employees of the Company, including administration of the Company's 2002 Amended and Restated Long Term Incentive Plan. The Compensation Committee met one (1) time during fiscal 2001.


                                  PROPOSAL TWO

                      RATIFICATION OF SELECTION OF AUDITOR

         KPMG LLP was previously the principal accountants for the Company. On September 6, 2001, the Company elected to terminate that firm's appointment effective after the completion of the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000 and the issuance of the report thereon. The decision to change accountants was approved by the audit committee of the board of directors.

         In connection with the audits of the two fiscal years ended December 31, 2000, there were no disagreements with KMPG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         KPMG LLP noted the following matters in their letter dated June 6, 2001 involving internal controls and its operations that they considered material weaknesses:

           * The Company failed to maintain the general ledger in a timely manner. As of March 2001, many accounts had not been reconciled since September 2000.

           * The Company's finance department is understaffed and was not cross-trained to cover all essential accounting positions during the quarter ended December 31, 2000 and through the date of this letter. With the departure of the Company's accounting manager in the fourth quarter of 2000, the Company had little knowledge of certain transactions recorded to the general ledger during fiscal year 2000 and the overall closing process.

           * The Company could not readily produce support for recorded transactions. Support had to be constructed through the employment of a third-party and contacting vendors, attorneys, banks and customers with which the Company conducts business.

         The audit reports of KPMG LLP on the consolidated financial statements of International Isotopes, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

                KPMG LLP's auditors' report on the consolidated financial statements of International Isotopes, Inc., and subsidiaries as of and for the years ended December 31, 2000 and 1999, contained an explanatory paragraph that indicated "the Company has suffered recurring losses from operations and has a net capital deficiency, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         On October 12, 2001, the Company announced it had decided to retain Grant Thornton LLP ("Grant Thornton") as the Company's new principal accountants. On March 29, 2002 Grant Thornton informed the Company they had decided to decline the engagement. This decision was made entirely by Grant Thornton. There were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         The Board of Directors has selected Hansen, Barnett & Maxwell as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal years ending December 31, 2001 and December 31, 2002, and has determined that it would be desirable to request that the shareholders ratify such selection. The decision was approved by the audit committee of the Board of Directors. The affirmative vote of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of Hansen, Barnett & Maxwell as independent certified public accountants. Representatives of Hansen, Barnett & Maxwell are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         Although shareholder ratification is not required for the selection of Hansen, Barnett & Maxwell as the Board of Directors has the responsibility for selecting the Company's independent certified public accountants, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations.

Audit Fees

         The aggregate fees billed by Hansen, Barnett & Maxwell for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's form 10-Q's for fiscal year 2001 through April 30, 2002 were $53,465.75. Additional charges are expected during the month of May 2002 as these reports and audits are finalized.

Financial Information Systems Design and Implementation Fees and Other Fees

         Hansen, Barnett & Maxwell has not provided any professional services to the Company in connection with financial information systems design or implementation and has not charged the Company any other fees in addition to its audit fees.

         All hours expended on the Company's audit for fiscal year 2001 were attributed to work performed by full-time, permanent employees of Hansen, Barnett & Maxwell.

         The Board of Directors recommends a vote FOR the ratification of Hansen, Barnett & Maxwell as independent certified public accountants of the Company for the fiscal years ending December 31, 2001 and December 31, 2002.


                                 PROPOSAL THREE

                   APPROVAL OF 2002 AMENDED AND RESTATED LONG
                               TERM INCENTIVE PLAN

         The Board of Directors has determined that it is in the best interest of the Company to amend and restate its 2000 Long Term Incentive Plan (the "2000 Plan") by increasing the stock option pool available thereunder from 1,000,000 shares to 20,000,000 and making certain other adjustments. The new amended and restated plan will be referred to as the 2002 Long Term Incentive Plan (the "2002 Plan") and will replace in its entirety the 2000 Plan.

         The 2002 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase common stock, stock appreciation rights, restricted stock and performance units to key executive and other key employees of the Company, including officers of the Company and its subsidiaries, and to directors and consultants of the Company. The purpose of the 2002 Plan is to attract and retain key employees, directors and consultants, to motivate such persons to achieve long-range goals and to align their interest with those of the Company. The 2002 Plan authorizes the award of up to 20,000,000 shares of common stock to be used for stock options, stock appreciation rights or restricted stock. There was previously issued pursuant to the 2000 Plan options to purchase 1,000,000 shares, which will now be included under the 2002 Plan. If an award made under the 2002 Plan expires, terminates or is forfeited, canceled or settled in cash, without issuance of shares of common stock covered by the award, those shares will be available for future awards under the 2002 Plan.

         The 2002 Plan is administered by the Board of Directors or, if directed by the Board of Directors, the Compensation Committee (the Board of Directors or, if applicable, the Compensation Committee is referred to herein as the "Committee"). Executives and other full time employees of the Company and subsidiaries may be selected by the Company to receive awards under the 2002 Plan. The 2002 Plan provides that no more than 10,000,000 shares of common stock may be subject to awards granted per year to any one employee participating in the 2002 Plan (the 2000 Plan placed a maximum of 1,000,000 shares per year). In the discretion of the Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

         The 2002 Plan authorizes the award of both incentive stock options ("ISOs") and non-qualified options. Under the 2002 Plan, an option may be exercised at any time during the exercise period established by the Committee, except that: (i) no option may be exercised more than 90 days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service; and (ii) no option may be exercised more than 12 months after employment with the Company and its subsidiaries terminates by reason of death or disability. The aggregate fair market value (determined at the time of award) of the common stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The term of each option is determined by the Committee, but in no event may such term exceed three years from the date of grant. The exercise price of options is determined by the Committee, but the exercise price of ISOs can be less than the fair market value of the common stock on the date of grant. The exercise price of non-qualified stock options cannot be less than the fair market value of the common stock on the date of grant. The exercise price of options may be paid in cash or in shares of common stock. Grants of options do not entitle any optionee to any rights as a stockholder and such rights will accrue only as to shares actually purchased through the exercise of an option.

         As of April 30, 2002, the Company had granted, or the Board of Directors had approved for grant options to purchase an aggregate of 14,000,000 shares of common stock under the 2002 Plan (including 1,000,000 options originally granted under the 2000 plan), 11,000,000 of which were issued to the Company's President and CEO, Steve Laflin, and the remaining 3,000,000 to other employees.

         Internal Revenue Service rules applicable to the 2002 Plan require shareholder approval of such Plan in order to issue incentive stock options.

         The Board of Directors recommends a vote for approval of the Company's 2002 Amended and Restated Long Term Incentive Plan.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:

          Name                      Age       Position with Company
          ----                      ---       ---------------------

          Dr. Ralph M. Richart       68       Chairman of the Board

          Steve T. Laflin            45       President, Chief Executive Officer
                                              and Director

         Information concerning the business experience of Dr. Richart and Mr. Laflin is provided under the caption "Election of Directors" above.

         All executive officers are elected annually by the Board of Directors to serve until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1999, 2000 and 2001 of the Chief Executive Officer during those respective years and the other four most highly compensated executive officers of the Company with annual income of $100,000 or more (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation Awards
                                                                     --------------------------------------------
                                           Annual Compensation       Securities
                                        --------------------------   Underlying                        All Other
        Name and                                            Bonus     Options         Stock          Compensation
   Principal Position          Year     Salary($)            ($)        (#)       Grants ($) (1)        ($)(2)
 --------------------------    ----     --------           -------   ----------   --------------     ------------
Steve T. Laflin (3)            1999     $ 95,000             -0-         -0-            -0-                 -
President and CEO              2000     $ 95,000             -0-         -0-            -0-                 -
                               2001     $106,885             -0-         -0-            -0-                 -

David M. Camp (4)              1999     $ 20,731(3)          -0-       35,000           -0-                 -
President, Chief Executive     2000     $137,321             -0-         -0-            -0-                 -
Officer and Director           2001     $ 75,833             -0-         -0-            -0-            140,000(5)

Tommy L. Thompson (4)          1999     $169,950             -0-         -0-            -0-                 -
(Former) Executive Vice        2000     $157,402             -0-         -0-         $43,750                -
President and Chief            2001            -             -0-         -0-            -0-                 -
Operating Officer

George Butterworth (4)         2000     $111,316             -0-         -0-            -0-                 -
Vice President                 2001            -             -0-         -0-            -0-                 -

Bryce Drake (4)                2000     $106,327             -0-         -0-            -0-                 -
Vice President                 2001            -             -0-         -0-            -0-                 -

Paul Landers (4)               2000     $ 73,069 (6 months)  -0-         -0-            -0-                 -
Chief Financial Officer        2001     $ 99,567             -0-         -0-            -0-            67,500(5)

 ---------------
(1) Represents the difference between the price paid by the named executive officer and the fair market value of such security on the date of purchase.
(2) None of the named executive officers received any perquisites or other personal benefits in 1999, 2000 or 2001 that in the aggregate exceeded $50,000 or 10% of such named executive officer's salary and bonus for such year. See Note (1) above.
(3) Mr. Laflin was elected by the Board of Directors to serve as President and Chief Executive Officer of I3 in August 2001.
(4) Mr. Camp resigned as President and Chief Executive Officer in August 2001, and as Chairman of the Board effective April 24, 2002. Mr. Thompson resigned as Executive Vice-President, Chief Operating Officer and Director in November 2000. Mr. Butterworth resigned as Vice President in January 2001. Mr. Drake resigned as Vice President in January 2001. Mr. Landers resigned as Chief Financial Officer in August 2001.
(5)      Severance compensation.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information regarding options to purchase Common Stock of the Company granted during the fiscal year ended December 31, 2001 to the Named Executive Officers.

                                                         Percent of
                                No. of Securities       Total Options
                                Underlying Options   Granted to Employees     Exercise Price     Expiration
       Name                        Granted (#)        in Fiscal Years (1)       Per Share           Date
 -----------------                 -----------       --------------------       ---------           ----
Steve T. Laflin (1)                 1,000,000                 100%               $.076           June 2004

David M. Camp                          -0-                      -                   -                 -

Tommy L. Thompson                      -0-                      -                   -                 -

George Butterworth                     -0-                      -                   -                 -

Bryce Drake                            -0-                      -                   -                 -

Paul Landers                           -0-                      -                   -                 -

(1) Mr. Laflin was also granted options to purchase 10,000,000 shares of Common Stock in March 2002 at $.02 per share.

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         None of the Named Executive Officers exercised options to purchase Common Stock in 2001. The following table sets forth certain information with regard to the outstanding options to purchase Common Stock as of the end of the year ended December 31, 2001 for the persons named in the Summary Compensation Table.


                                 Shares
                              Acquired on     Value
  Name                        Exercise (#)  Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
  ----                        ------------  -----------   -----------   -------------   -----------   -------------

                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                                                              Options at Fiscal            In-the-Money Options
                                                                 Year-End(#)             At Fiscal Year-End($)(1)
                                                                 -----------             ------------------------
David M. Camp.............       -0-           -0-            -0-           -0-             -0-            -0-

Tommy L. Thompson.........       -0-           -0-            -0-           -0-             -0-            -0-

George Butterworth........       -0-           -0-            -0-           -0-             -0-            -0-

Bryce Drake...............       -0-           -0-            -0-           -0-             -0-            -0-

Steve T. Laflin...........       -0-           -0-          750,000       250,000           -0-            -0-

Paul Landers..............       -0-           -0-            -0-           -0-             -0-            -0-


(1) Based on the last sale price of $.02 of the Company's Common Stock as reported in the pink sheets on December 31, 2001. The exercise price of the options in this table is $4.94, $5.88, $6.00 and $.076 per share.

Employment Agreements

         In April 2001, the Company entered into an Employment Agreement with Steve Laflin to serve as the Company's new President and Chief Executive Officer upon Mr. Camp's resignation and Mr. Laflin's election to the President and CEO position by the Board of Directors. Mr. Laflin was elected President and Chief Executive Officer by the Board of Directors in August 2001. Mr. Laflin's agreement provides for a four-year term at a base salary of $120,000. Mr. Laflin is entitled to bonus compensation at the discretion of the Board of Directors and the Compensation Committee. In connection with his Employment Agreement, Mr. Laflin was granted stock options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $.076 per share, the fair market value of the Company's Common Stock on the date of grant. Of this amount, 500,000 options vested immediately with the remainder vesting in two equal installments of 250,000 in April 2002 and April 2003, respectively. Additionally, in March 2002, Mr. Laflin was granted 10,000,000 new options at $.02 per share.

Compensation of Directors

         Employee directors of the Company do not receive additional compensation for their services as directors. Prior to its initial public offering, the Company did not pay director's fees but did reimburse directors for their expenses. Following the Company's initial public offering, the Company paid each non-employee director $500 per meeting for their services as directors. The Company continues to reimburse directors for all expenses incurred in connection with their activities as directors. Non-employee directors and employee directors of the Company are entitled to receive certain stock option awards under the Company's 2002 Amended and Restated Long Term Incentive Plan.

Certain Transactions

         Mr. Randall O'Kane and Mr. Keith Allberg, who were originally elected as directors at the Company's 2001 annual meeting, are each founding members of RadQual, LLC. The Company and entered into a contract with RadQual pursuant to which I3 will manufacture flood sources for RadQual. The contract has an estimated yearly value of $1,300,000 to RadQual.

         The Company believes that all prior transactions and loans between the Company and its officers, directors and 5% or greater stockholders have been on terms no less favorable than could be obtained by the Company from unaffiliated third parties. All future transactions and loans between the Company and its officers, directors and 5% or greater stockholders will be on terms no less favorable than can be obtained by the Company from unaffiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.


                        REPORT ON EXECUTIVE COMPENSATION

General

         The Compensation Committee currently consists of four (4) members, none of which serve as executive officers of the Company. No executive officer of the Company serves or served on the compensation committee of another entity and no executive officer of the Company serves or served as a director of another entity, which has or had an executive officer serving on the board of directors of the Company.

         Decisions on compensation of the Company's executive officers generally are made by the Compensation Committee of the Board, subject to review and approval by the full Board of Directors. Decisions with respect to awards under the Company's Long Term Incentive Plan are also made by the Compensation Committee, subject to review and approval by the Board of Directors. Set forth below is a report prepared by Messrs. O'Kane, Richart, Allberg and Grosso in their capacity as the Compensation Committee addressing the Company's compensation policies for the fiscal year 2001 as they affected the Company's executive officers, including the Company's Chief Executive Officer, Steve Laflin.

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, review above average corporate performance, recognize initiative and achievements, and assist the Company in attracting and retaining qualified executives. Targeted levels of total executive compensation are generally set at levels that the Compensation Committee believes to be consistent with others in the Company's industry, although actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance.

         The Compensation Committee is mindful of grants or awards made to the Company's executive officers under the Company's Long Term Incentive Plan. The Compensation Committee endorses the position that stock ownership by management and stock based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value. Thus, the Compensation Committee takes into account the stock based elements in designing the compensation packages of the Company's executive officers.

         In 1993, Congress amended the Internal Revenue Code to ss.162(m). This section provides that publicly held companies may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exceptions. The Company has examined its compensation policies in view of ss.162(m) and the regulations adopted by the Internal Revenue Service to implement this section and has determined that these provisions will not affect the deductibility of executive compensation for fiscal 2001. It is currently not expected that any part of the Company's deduction for executive compensation will be disallowed for fiscal 2002.

         The principal components of the Company's non-stock based compensation program are base salary and bonus. Bonuses are at the discretion of the Compensation Committee and the board, based on performance criteria and production. No bonus or other incentive based compensation was paid in fiscal year 2001.

Fiscal 2001 and Executive Officer Compensation

         Mr. Laflin's compensation for fiscal year 2001 as President and Chief Executive Officer of the Company consisted solely of his base salary. No bonus or other incentive based compensation was provided. The Compensation Committee believes that Mr. Laflin's compensation package was set at a level that is consistent with others in the Company's industry. Mr. Laflin is not a member of the Compensation Committee, and did not participate in the Compensation Committee's decision regarding his compensation.

                                   Submitted by the Compensation Committee of the Board of Directors

                                   Dr. Ralph M. Richart
                                   Randall O'Kane
                                   Keith Allberg
                                   Christopher Grosso




                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative total shareholder return on International Isotopes Inc. common shares with Standard & Poor's 500 Stock Index and Standard & Poor's Health Care (Medical Products and Supplies) Index for the period beginning on December 31, 1997 and ending on December 31, 2001. The graph is constructed on the assumption that $100 was invested on December 31, 1997 in shares of International Isotopes Inc. common stock, Standard & Poor's 500 Stock Index and Standard & Poor's Health Care Index with all dividends reinvested.



                         [Comparative Performance Graph]

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST OF ANY BENEFICIAL SHAREHOLDER OR SHAREHOLDER OF RECORD, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 (INCLUDING THE EXHIBITS, FINANCIAL STATEMENTS, AND THE SCHEDULES THERETO) REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM STEVE T. LAFLIN, PRESIDENT, 4137 COMMERCE CIRCLE, IDAHO FALLS, IDAHO 83401. A COPY OF SUCH FORM 10-K ACCOMPANIED THIS PROXY STATEMENT SENT TO SHAREHOLDERS IN CONNECTION WITH THE ANNUAL MEETING.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals to be presented at the 2003 Annual Meeting of Shareholders, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting, must be received by the Company at its offices in Idaho Falls, Idaho, addressed to the Secretary of the Company, not later than December 31, 2002. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934.




                                  OTHER MATTERS

         At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.


                                            By Order of the Board of Directors


                                            /s/ Steve Laflin
                                            ----------------
                                            STEVE LAFLIN
                                            President and CEO

Dated: May 25, 2002

                                      PROXY
           THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF INTERNATIONAL ISOTOPES INC.

         The undersigned hereby appoints: Dr. Ralph M. Richart and Steve T. Laflin, as proxies, and hereby authorizes each of them to represent and to vote, as designed on the reverse side, all of the shares of Common Stock of International Isotopes Inc. held of record by the undersigned on April 30, 2002 at the Annual Meeting of Shareholders to be held on June 26, 2002, or any adjournment thereof.

         The Board of Directors recommends that you vote FOR the nominees and the proposals listed hereon. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and the proposals.

(Please see reverse side)

1.       To elect five Directors.


                                                       WITHOLD
                 FOR all nominees                     AUTHORITY
                   listed below                    to vote for all
                (except as marked                     nominees
                   to contrary)                     listed below

                       | |                               | |


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

Ralph M. Richart, Steve T. Laflin, Randall O'Kane, Keith Allberg, Christopher Grosso.

2. Proposal to ratify the Board of Directors selection of Hansen, Barnett & Maxwell as independent auditors.

             FOR                    AGAINST                  ABSTAIN

             | |                      | |                      | |


3. Proposal to approve adoption of the Company's 2002 Amended and Restated Long Term Incentive Plan.

             FOR                    AGAINST                  ABSTAIN

             | |                      | |                      | |

4. In their direction to vote upon such other business as may properly come before the meeting.

DATED:_____________________________, 2002.




 -------------------------------------------------------------------------------
                           (SIGNATURE OF SHAREHOLDER)




 -------------------------------------------------------------------------------
                          (SIGNATURE IF HELD JOINTLY)




Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other officer. If a partnership, please sign in partnership name by authorized person.